As filed with the Securities and Exchange Commission on March 7 ,1997

                                       Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    Appalachian Power Company
     (Exact name of registrant as specified in its charter)

Virginia                                               54-0124790
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)             Identification No.)

40 Franklin Road, S. W.
Roanoke, Virginia                                           24011
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: 540-985-2300

                   ARMANDO A. PENA, Treasurer
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
                        1 Riverside Plaza
                      Columbus, Ohio 43215
                          614-223-2850
    (Name, address and telephone number of agent for service)

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Simpson Thacher & Bartlett         Dewey Ballantine
425 Lexington Avenue               1301 Avenue of the Americas
New York, NY 10017-3909            New York, NY 10019-6092
Attention: James M. Cotter         Attention: E. N. Ellis, IV


Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of the Registration
Statement as the registrant shall determine.



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-22085
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   CALCULATION OF REGISTRATION FEE

Title of                     Proposed
Each Class                   Maximum      Proposed
of                           Offering     Maximum
Securities      Amount       Price        Aggregate    Amount of
to be           to be        Per          Offering     Registration
Registered      Registered   Unit*        Price*       Fee

Junior
Subordinated
Debentures      $15,000,000  100%         $15,000,000  $4,546

*Estimated solely for purpose of calculating the registration fee.

     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-22085) filed by Appalachian Power Company with the Securities and Exchange Commission (the "Commission") including the exhibits thereto, and declared effective by the Commission on February 27, 1997 is incorporated by reference into this Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 7th day of March, 1997.

                         APPALACHIAN POWER COMPANY

                         /s/ E. Linn Draper, Jr.
                         E. Linn Draper, Jr.*
                         Chairman of the Board and
                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                 Title                  Date

(i) Principal Executive
      Officer              Chairman of the Board
                           and Chief Executive
    E. Linn Draper, Jr.*         Officer            March 7, 1997

(ii) Principal Financial
       Officer:

     G. P. Maloney* Vice President                  March 7, 1997

(iii) Principal Accounting
        Officer:

     P. J. DeMaria*      Controller                 March 7, 1997

(iv) A Majority of the
       Directors:

     P. J. DeMaria*
     E. Linn Draper, Jr.*
     H. W. Fayne*
     Wm. J. Lhota*
     G. P. Maloney*
     James J. Markowsky*
     J. H. Vipperman*                               March 7, 1997

*By     /s/ A. A. PENA
(A. A. Pena, Attorney-in-Fact)

                          EXHIBIT INDEX

Exhibit No.                    Description

 5        -    Opinion of Simpson Thacher & Bartlett as to the
               legality of New Junior Subordinated Debentures.

 23(a)    -    Consent of Deloitte & Touche LLP.

 23(b)    -    Consent of Simpson Thacher & Bartlett (included in
               Exhibit 5).

 24       -    Powers of Attorney and resolutions of the Board of
               Directors of the Company.

                                                        Exhibit 5


                                March 7, 1997


Appalachian Power Company
40 Franklin Road, S.W.
Roanoke, Virginia 24011

Dear Sirs:

     With respect to the Registration Statement on Form S-3 of Appalachian Power Company (hereinafter called the "Company") filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the additional registration of its Junior Subordinated Debentures (hereinafter called the "Junior Subordinated Debentures"), such securities being of the same class as included in the earlier Registation Statement on Form S-3 (No. 333-22085), we wish to advise you as follows.

     We are of the opinion that, when the steps mentioned in the next paragraph below have been taken, the Junior Subordinated Debentures will be valid and legally binding obligations of the Company, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     The steps to be taken which are referred to in the next preceding paragraph consist of the following:

          (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transaction set forth in said Registration Statements;

          (2) Appropriate action by and before the Virginia State Corporation Commission and Tennessee Regulatory Authority in respect of the proposed transactions set forth in said
     Registration Statements;

          (3) Compliance with the Securities Act of 1933, as amended, and with the Trust Indenture Act of 1939, as amended; and

          (4)  Issuance and sale of the Junior Subordinated
     Debentures by the Company in accordance with the governmental and corporate authorizations aforesaid.

     Insofar as this opinion relates to matters governed by laws other than the laws of the State of New York and the Federal law of the United States, this firm has consulted, and may consult further, with local counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Junior Subordinated Debentures.

     We consent to the filing of this opinion as an exhibit to said Registration Statements and to the use of our name and the inclusion of the statements in regard to us set forth in said Registration
Statements under the caption "Legal Opinions".


                         Very truly yours,

                         /s/ Simpson Thacher & Bartlett

                         SIMPSON THACHER & BARTLETT

                                                    Exhibit 23(a)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Appalachian Power Company on Form S-3 of our reports dated February 27, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Appalachian Power Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in Registration Statement No. 333-22085 on Form S-3 incorporated by reference into this Registration Statement.



Deloitte & Touche LLP
Columbus, Ohio
March 7, 1997

                                                       Exhibit 24


                    APPALACHIAN POWER COMPANY


          I, John M. Adams, Jr., Assistant Secretary of APPALACHIAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on December 19, 1996, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 7th day of March, 1997.

                              _/s/ John M. Adams, Jr.__
                                 Assistant Secretary



                    APPALACHIAN POWER COMPANY
                        December 19, 1996


          The Chairman outlined a proposed financing program through December 31, 1997 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $390,000,000 aggregate principal amount of Debt Securities comprising first mortgage bonds, notes or junior subordinated debentures, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than 50 years (collectively, the "Debt Securities"). The Chairman stated that, as an alternative to issuing Debt Securities, the Company might enter into a term loan agreement or note purchase agreement with one or more commercial banks, financial institutions or other institutional investors, providing for the issuance of unsecured notes with a maturity in excess of nine months in an aggregate principal amount of up to $390,000,000.

          The Chairman noted that as an alternative to the issuance of $200,000,000 of such Debt Securities, the Company may issue and sell its Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $200,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share. The Chairman recommended that, if the officers of the Company deemed it necessary or desirable, a cumulative sinking fund might be established to retire annually a number of shares of such series equal to a percentage of the number of shares of such series initially issued at a price to be determined.

          The Chairman then stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities and cumulative preferred stock would be used to refund directly or indirectly long-term debt, to redeem or purchase directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to fund the Company's construction program or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman informed the meeting that it had been necessary to file applications with the Virginia State Corporation Commission and the Tennessee Regulatory Authority for such authority through December 31, 1997. He also reported that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of the necessary applications with the Virginia State Corporation Commission and the Tennessee Regulatory Authority, be, and they hereby are, ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission (the "Commission") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities and cumulative preferred stock be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale of all or such part of the Debt Securities and cumulative preferred stock of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of up to $390,000,000 of Debt Securities, there was to be filed with the Commission a Power of Attorney, dated December 19, 1996, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Appalachian Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $390,000,000 aggregate principal amount of Debt Securities comprising first mortgage bonds or notes, or a combination of each, in one or more new series, each series to have a maturity of not less than nine months and not more than 50 years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated December 19, 1996, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando
          A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman then stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $200,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share, there was to be filed with the Commission a Power of Attorney, dated December 19, 1996, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Appalachian Power Company proposes to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Cumulative Preferred Stock, without par value, with an aggregate involuntary liquidation price of up to $200,000,000, in one or more new series, with an involuntary liquidation price of $25 or $100 per share; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated December 19, 1996, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando
          A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities and cumulative preferred stock proposed to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Dewey Ballantine be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities and cumulative preferred stock of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

          The Chairman explained that, with respect to the issuance of up to $390,000,000 of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into such Selling Agency Agreement with securities dealers to be determined.

          Thereupon, upon motion duly made and seconded, it was unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Selling Agency Agreement with such securities dealers in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable, in connection with the transactions authorized in the foregoing resolutions.

          The Chairman next explained that the Company could also enter into an Underwriting Agreement (the "Underwriting Agreement"), under which the underwriters may purchase up to $390,000,000 aggregate principal amount of Debt Securities having an interest rate and maturity to be determined. The price at which the underwriters will purchase the Debt Securities has not yet been determined, such interest rate not to exceed 11% per annum and the maturity thereof to be not less than nine months nor more than 50 years. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95%, including compensation to the Underwriters of no more than 3.5%, of the aggregate principal amount of the Debt Securities.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95%, including compensation to the Underwriters of no more than 3.5%, of the aggregate principal amount of the Debt Securities; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman related to the meeting that the Underwriting Agreement and the Selling Agency Agreement would be entered into in connection with the issuance of first mortgage bonds, notes, junior subordinated debentures and the cumulative preferred stock. He further noted that, in order to enable the Company to perform its obligations under the Selling Agency Agreement or the Underwriting Agreement approved at this meeting providing for the sale of up to $390,000,000 aggregate principal amount of first mortgage bonds, it was proposed that the Board authorize the appropriate officers to create one or more new series of first mortgage bonds, to be issued under the Mortgage and Deed of Trust, dated December 1, 1940, of the Company to Bankers Trust Company, as Trustee, as heretofore supplemented and amended, and as to be supplemented and amended by one or more additional Supplemental Indentures to the Mortgage and Deed of Trust, each of said new series of first mortgage bonds to be entitled and designated as, in the case of a medium term note program, "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________", and, in the case of an Underwriting Agreement, "First Mortgage Bonds, ______% Series due ____________", with the interest rate, maturity and certain other terms of each such series of First Mortgage Bonds to be designated at the time of creation thereof, such interest rate not to exceed 11% per annum and the maturity thereof to be not less than nine months nor more than 50 years.

          Thereupon, after full and thorough discussion, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the officers of this Company
          (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized to create up to $390,000,000 aggregate principal amount of first mortgage bonds in one or more series, each series to be issued under and secured by the Mortgage and Deed of Trust, dated December 1, 1940, of the Company to Bankers Trust Company, as Trustee, and certain indentures supplemental thereto, including one or more additional Supplemental Indentures to the Mortgage and Deed of Trust, in substantially the form presented to this meeting, to be made by this Company to Bankers Trust Company, as Trustee (said Mortgage and Deed of Trust as heretofore supplemented and amended, and as to be supplemented and amended, being hereinafter called the "Mortgage"), each series to be designated and to be distinguished from bonds of all other series by the title, in the case of a medium term note program, "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________", and, in the
          case of an Underwriting Agreement, "First Mortgage Bonds, ______% Series due ____________", (hereinafter called "bonds of each New Series"), provided that the interest rate, maturity and the applicable redemption provisions, if any, and such other terms, including, but not limited to, interest payment dates and record payment dates, shall be designated at the time of creation thereof and further provided that such interest rate shall not exceed 11% per annum and such maturity shall not be less than nine months nor more than 50 years; and further

               RESOLVED, that the officers of this Company
          (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, one or more additional Supplemental Indentures, specifying the designation, terms, redemption provisions and other provisions of the bonds of each New Series and providing for the creation of the bonds of each New Series and effecting the amendments to the Mortgage described therein, such instrument to be substantially in the form presented to this meeting and ordered to be filed with the records of this Company, with such changes therein as the officers executing the same may, upon the advice of counsel, approve at the time of execution (such approval to be conclusively evidenced by their execution thereof); that Bankers Trust Company is hereby requested to join in the execution of said Supplemental Indentures, as Trustee; and that the officers (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) of this Company be, and they hereby are, authorized and directed to record and file, or to cause to be recorded and filed, said Supplemental Indentures in such offices of record and take such other action as may be deemed necessary or advisable in the opinion of counsel for the Company; and that such officers be, and they hereby are, authorized to determine and establish the basis on which the bonds of each New Series shall be authenticated under the Mortgage; and further

               RESOLVED, that the terms and provisions of the bonds of each New Series and the forms of the registered bonds of each New Series and of the Trustee's Authentication Certificate be, and they hereby are, established as provided in the form of Supplemental Indenture to the Mortgage hereinbefore authorized, with such changes as may be required upon the establishment of the further terms thereof by the appropriate officers of the Company as herein authorized; and further

               RESOLVED, that the registered bonds of each New
          Series shall be substantially in the form set forth in the form of Supplemental Indenture approved at this meeting; and further

               RESOLVED, that, subject to compliance with the provisions of Article VI or VII of the Mortgage, the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of
          Section 14 of Article II of the Mortgage (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to Bankers Trust Company, as Trustee under the Mortgage, bonds of each New Series in the aggregate principal amount of up to $390,000,000 as definitive fully registered bonds without coupons in denominations of $1,000 or integral multiples thereof; and further

               RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the bonds of each New Series ceases to be such an officer prior to their issuance, the bonds of each New Series so signed or bearing such facsimile signature shall nevertheless be valid; and further

               RESOLVED, that, subject as aforesaid, Bankers Trust Company, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, bonds of each New Series and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company be, and they hereby are, authorized to execute any Treasurer's Certificate required by Section 29(2) of Article VI and Section 30(2) of Article VII of the Mortgage, in connection with the authentication and delivery of the bonds of the New Series, and in connection with any other actions taken, or to be taken, under the Mortgage; and further

               RESOLVED, that the law firm of Hunton & Williams and that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, John M. Adams, Jr. of Worthington, Ohio, Thomas
          G. Berkemeyer of Hilliard, Ohio, Ann B. Graf of Columbus, Ohio and David C. House, of Columbus, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render the Opinion of Counsel required by Article VI, Section 29(8) or Article VII, Section 30(3) of said Mortgage in connection with the authentication and delivery of the bonds of each New Series; and further

               RESOLVED, that James J. Markowsky of Worthington, Ohio, John R. Jones, III of Dublin, Ohio or Bruce A. Renz of Worthington, Ohio, engineers and officers of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed the Engineer to make with the President, any Vice President, the Treasurer or an Assistant Treasurer of this Company any Engineer's Certificate required by Article VI of the Mortgage, in connection with the authentication and delivery of the bonds of each New Series; and further

               RESOLVED, that the office of Bankers Trust Company at Four Albany Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, fixed as the office or agency of this Company for the payment of the principal of and the interest on the bonds of each New Series and as the office or agency of the Company in The City of New York for the registration, transfer and exchange of registered bonds of each New Series; and further

               RESOLVED, that said Bankers Trust Company, be, and it hereby is, appointed as the agent of this Company, in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the bonds of each New Series, and for the registration, transfer and exchange of registered bonds of each New Series; and further

               RESOLVED, that said Bankers Trust Company, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on bonds of each New Series, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

               RESOLVED, that, until further action by this Board, the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of bonds of each New Series, pursuant to
          Section 12 of the Mortgage without charging a sum for any bond of the New Series issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to reimburse the Company for any tax or other governmental charge required to be paid by the Company in connection therewith; and further

               RESOLVED, that the firm of Deloitte & Touche LLP be, and they hereby are, appointed as independent accountants to render any independent public accountant's certificate required under Section 29 of the Mortgage; and further

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.



                    APPALACHIAN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of APPALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $390,000,000 aggregate principal amount of its Debt Securities comprising First Mortgage Bonds, Notes or Junior Subordinated Deferrable Interest Debentures, or a combination of each, in one or more new series, each series to have a maturity of not less than 9 months and not more than 50 years, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 19th day of December, 1996.


/s/ E. Linn Draper, Jr._____  /s/ G. P. Maloney___________
E. Linn Draper, Jr.     L.S.      G. P. Maloney         L.S.


/s/ P. J. DeMaria___________  /s/ James J. Markowsky______
P. J. DeMaria           L.S.      James J. Markowsky    L.S.


/s/ Henry Fayne_____________  /s/ J. H. Vipperman_________
Henry Fayne             L.S.      J. H. Vipperman       L.S.


/s/ Wm. J. Lhota____________
Wm. J. Lhota            L.S.